UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

BUTTERFLY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 689-5650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Erica Schwartz, MD, JD, MPH to the Board of Directors

On September 8, 2021, the Board of Directors (the “Board”) of Butterfly Network, Inc. (the “Company”) appointed Erica Schwartz, MD, JD, MPH to the Board, effective as of the same date. The Board also appointed Dr. Schwartz to serve on the newly established Technology Committee of the Board (as described below). Dr. Schwartz will serve for a term to continue until the Company’s next annual meeting of stockholders. In connection with Dr. Schwartz’s election to the Board, the Board also approved an increase in the size of the Board from eight members to nine members.

Dr. Schwartz, age 49, served as the Deputy Surgeon General for the U.S. Department of Health and Human Services from March 2019 to April 2021, where she led the country’s public health deployment in response to the COVID-19 pandemic. Prior to her role as the Deputy Surgeon General, Dr. Schwartz spent 24 years in the uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz has served on the board of directors of Aveanna Healthcare Holdings Inc. (Nasdaq: AVAH), a provider of a broad range of pediatric and adult healthcare services, since May 2021. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a Bachelor of Science degree in Biomedical Engineering from Brown University, an Medical Doctorate from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a Juris Doctorate from the University of Maryland School of Law. Dr. Schwartz’s qualifications to serve on the Board include her extensive leadership experience in healthcare and her background in medicine, biomedical engineering and law.

The Board has affirmatively determined that Dr. Schwartz is an independent director pursuant to the New York Stock Exchange listing standards. There are no arrangements or understandings between Dr. Schwartz and any other person pursuant to which Dr. Schwartz was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Schwartz has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Schwartz has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Dr. Schwartz will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s Amended and Restated Nonemployee Director Compensation Policy (as described below and pro-rated as applicable to reflect the actual time Dr. Schwartz will serve on the Board for the year).

Dr. Schwartz has also entered into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed by the Company on February 16, 2021 and is incorporated herein by reference.

A copy of the press release announcing Dr. Schwartz’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Technology Committee

On September 8, 2021, the Board authorized and established the Technology Committee of the Board (the “Technology Committee”) to oversee science and technology matters of the Company. The Board appointed Jonathan M. Rothberg, Ph.D., Elazer Edelman, M.D., Ph.D. and Dr. Schwartz to serve as members of the Technology Committee, and appointed Dr. Edelman to serve as Chair of the Technology Committee.

Amended and Restated Nonemployee Director Compensation Policy

On September 8, 2021, the Board approved the Amended and Restated Nonemployee Director Compensation Policy, which amends the Company’s Nonemployee Director Compensation Policy to add the annual cash retainers for service as a member or chair of the Technology Committee. Pursuant to the Amended and Restated Nonemployee Director Compensation Policy, the annual cash retainer for service as a member of the Technology Committee is $7,500 and the annual cash retainer for service as chair of the Technology Committee is $15,000. These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the Board, on such committee or in such position.

The foregoing description of the Amended and Restated Nonemployee Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Nonemployee Director Compensation Policy, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Nonemployee Director Compensation Policy
99.1	Press Release dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

By:	/s/ Todd M. Fruchterman, M.D., Ph.D.
Name:	Todd M. Fruchterman, M.D., Ph.D.
Title:	President and Chief Executive Officer

Date: September 10, 2021